Singular Genomics Reports Recent Updates and Third Quarter 2024 Financial Results

San Diego, CA, November 12, 2024 – Singular Genomics Systems, Inc. (Nasdaq: OMIC), a company leveraging novel next-generation sequencing (NGS) and spatial multiomics technologies to empower researchers and clinicians, today highlighted recent corporate achievements and reported financial results for the third quarter ended September 30, 2024.

“In the third quarter, we made significant progress in the development of the G4X spatial sequencer,” said Drew Spaventa, Chairman and Chief Executive Officer of Singular Genomics. “We are encouraged by the interest in the G4X and validation received through the expansion of our Spatial Technology Access Services project funnel, which reinforces our confidence in the potential for the G4X to deliver high-throughput spatial sequencing and multiomics at a superior value for our customers.”

Recent Updates

•
Shipped the first G4X Early Access instrument
•
Presented new data sets at the Society for Immunotherapy of Cancer (SITC) conference, which:
o
highlighted the G4X’s performance, showcasing data for healthy and cancerous lung, breast, colon and kidney tissues; and
o
showcased the capability of Direct-Seq for single-cell immune repertoire profiling in a spatial context through direct B- and T-cell receptor sequencing in FFPE tissue
•
Shipped two G4 systems in the third quarter of 2024

Third Quarter 2024 Financial Results

Revenue for the third quarter of 2024 was $0.4 million, driven primarily by consumables sales. Revenue from instrument shipments during the third quarter is expected to be generated over time as these customers purchase consumables.

Gross profit was negative $0.3 million in the third quarter of 2024, compared to negative $0.1 million in the third quarter of 2023. Gross margin was negatively impacted by the company’s use of reagent rental and other non-capital purchase instrument placements, as well as higher costs associated with the support of system placements, which was partially offset by higher margins on consumable sales.

Total operating expenses for the third quarter of 2024 were $17.8 million, compared to $24.5 million for the third quarter of 2023. Operating expenses included non-cash stock-based compensation of $2.2 million for the third quarter of 2024, and $2.8 million for the third quarter of 2023. Operating expenses in the third quarter of 2024 were partially offset by a non-cash gain of $1.6 million on lease modification for the partial termination of a lease agreement.

Net loss for the third quarter of 2024 was $16.8 million, or a loss of $6.72 per common share, compared to $22.4 million, or a loss of $9.25 per common share, in the third quarter of 2023.

Cash, cash equivalents and short-term investments, excluding restricted cash, as of September 30, 2024 totaled $113.8 million.

Due to ongoing discussions related to a potential strategic transaction, the company will not host a conference call to discuss its third quarter results. For further details regarding the company’s financial performance, please refer to its Quarterly Report on Form 10-Q for the third quarter ended September 30, 2024 available on the company’s website at www.singulargenomics.com or at www.sec.gov.

About Singular Genomics Systems, Inc.

Singular Genomics is a life science technology company that develops next-generation sequencing and multiomics technologies. The commercially available G4® Sequencing Platform is a powerful, highly versatile benchtop genomic sequencer designed to produce fast and accurate results. In addition, the company is currently developing the G4X™ Spatial Sequencer, which will leverage its proprietary sequencing technology, applying it as an in situ readout for transcriptomics, proteomics and fluorescent H&E in tissue, with spatial context and on the same platform as the G4. Singular Genomics’ mission is to empower researchers and clinicians to advance science and medicine. Visit www.singulargenomics.com for more information.

Forward-looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Singular Genomics’ results is included in its filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and future reports that Singular Genomics may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Singular Genomics in this press release speaks only as of the day on which Singular Genomics makes it. Singular Genomics assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Investor Contact

Philip Trip Taylor

Gilmartin Group

ir@singulargenomics.com

Media Contact

Matt Browning

pr@singulargenomics.com

Singular Genomics Systems, Inc.

Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenue	$406	$462	$1,586	$1,830
Cost of revenue	707	527	2,483	1,931
Gross margin	(301)	(65)	(897)	(101)
Operating expenses:
Research and development	9,568	11,220	31,790	36,074
Selling, general and administrative	8,202	13,254	35,036	41,345
Total operating expenses	17,770	24,474	66,826	77,419
Loss from operations	(18,071)	(24,539)	(67,723)	(77,520)
Other income (expense):
Interest income	1,562	2,464	5,506	6,763
Interest expense	(286)	(285)	(856)	(814)
Total other income	1,276	2,179	4,650	5,949
Net loss	$(16,795)	$(22,360)	$(63,073)	$(71,571)
Net loss per share:
Basic and diluted net loss per share	$(6.72)	$(9.25)	$(25.41)	$(29.73)
Weighted-average shares used to compute basic and diluted net loss per share	2,501,093	2,417,001	2,481,956	2,407,276

Singular Genomics Systems, Inc.

Balance Sheets

(In thousands, except share and par value amounts)

	September 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$52,620	$16,233
Short-term investments	61,213	157,708
Accounts receivable	183	565
Inventory, net	12,410	13,572
Prepaid expenses and other current assets	3,384	4,150
Total current assets	129,810	192,228
Right-of-use lease assets	42,617	57,797
Property and equipment, net	12,457	13,692
Restricted cash	600	600
Other noncurrent assets	1,067	1,150
Total assets	$186,551	$265,467

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,882	$2,587
Accrued expenses	4,887	6,079
Lease liabilities, current	5,469	7,764
Other current liabilities	5,371	1,857
Total current liabilities	17,609	18,287
Lease liabilities, noncurrent	39,857	58,623
Long-term debt, net of issuance costs	5,166	8,901
Other noncurrent liabilities	666	650
Total liabilities	63,298	86,461
Commitments and contingencies
Stockholders’ equity:
Series A common stock equivalent convertible preferred stock, $0.0001 par value; 7,000 shares authorized, 2,500 shares issued and outstanding at September 30, 2024 and December 31, 2023	-	-
Common stock, $0.0001 par value; 400,000,000 shares authorized, 2,507,171 and 2,460,772 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	-	7
Additional paid-in capital	523,838	516,439
Accumulated other comprehensive gain	83	155
Accumulated deficit	(400,668)	(337,595)
Total stockholders’ equity	123,253	179,006
Total liabilities and stockholders’ equity	$186,551	$265,467